Exhibit 99.1

Motorsport Games Announces Debt-for-Equity Exchange with Motorsport Network

MIAMI, January 30, 2023 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”) today announced that the Company has entered into a debt-for-equity exchange agreement (the “Agreement”) with its majority stockholder, Motorsport Network, LLC (“Motorsport Network”), to repay $1,000,000 in debt (including principal and accrued and not yet paid interest) of the Company under its $12 million line of credit with Motorsport Network.

Under the Agreement, for a period of 60 days from the closing of the transactions contemplated under the Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) upon Motorsport Network’s demand in order to register the resale of the shares acquired by Motorsport Network under the Agreement, subject to the terms and conditions of the Agreement. The Agreement also granted certain piggyback registration rights to Motorsport Network.

“This debt exchange benefits our balance sheet, allows us to pay less interest expense and will help Motorsport Games to pursue product development and growth opportunities,” said Dmitry Kozko, CEO and Executive Chairman of Motorsport Games. “This debt exchange also signals the ongoing confidence that our majority shareholder, Motorsport Network, has in Motorsport Games.”

The foregoing summary of the Agreement is incomplete, and further details relating to the Agreement, including additional terms and conditions, and this transaction will be contained in the Current Report on Form 8-K the Company intends to file with the SEC later today.

About Motorsport Games:

Motorsport Games, a Motorsport Network company, is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make the joy of racing accessible to everyone. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series across PC, PlayStation, Xbox, Nintendo Switch and mobile, including NASCAR, INDYCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”), as well as the industry leading rFactor 2 and KartKraft simulations. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League, among others. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure and every story inspires.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, without limitation, issuance of shares of Class A common stock under the Agreement impacting the value of the Company’s Class A common stock and less than expected benefits, such as the ability to develop product and achieve growth, from any transaction under the Agreement. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10-Q filed with the SEC during 2022, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date.

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Website and Social Media Disclosure:

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames & @traxiongg
traxion.gg	Instagram: msportgames & traxiongg
motorsport.com	Facebook: Motorsport Games & traxiongg
LinkedIn: Motorsport Games
Twitch: traxiongg
Reddit: traxiongg

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

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